FUND TYPE:
-------------------------------------
Money market

INVESTMENT OBJECTIVE:
-------------------------------------
The highest level of current income that is exempt from Connecticut state and federal income taxes, consistent with liquidity and the preservation of capital

                                     [LOGO]

PRUDENTIAL
MUNICIPAL SERIES FUND

---------------------------------------------------------------
CONNECTICUT MONEY MARKET SERIES
PROSPECTUS: DECEMBER  23, 1999

As with all mutual funds, the
Securities and Exchange Commission has
not approved or disapproved the
Series' shares nor has the SEC
determined that this prospectus is
complete or accurate. It is a criminal
offense to state otherwise.                        [LOGO]

TABLE OF CONTENTS
-------------------------------------

1       RISK/RETURN SUMMARY
1       Investment Objective and Principal Strategies
1       Principal Risks
2       Evaluating Performance
4       Fees and Expenses

5       HOW THE SERIES INVESTS
5       Investment Objective and Policies
7       Other Investments and Strategies
8       Investment Risks

12      HOW THE SERIES IS MANAGED
12      Board of Trustees
12      Manager
12      Investment Adviser
13      Distributor
13      Year 2000 Readiness Disclosure

14      SERIES DISTRIBUTIONS AND TAX ISSUES
14      Distributions
15      Tax Issues

16      HOW TO BUY, SELL AND EXCHANGE SHARES OF THE SERIES
16      How to Buy Shares
21      How to Sell Your Shares
25      How to Exchange Your Shares
26      Telephone Redemptions or Exchanges

27      FINANCIAL HIGHLIGHTS

28      THE PRUDENTIAL MUTUAL FUND FAMILY

        FOR MORE INFORMATION (Back Cover)

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CONNECTICUT MONEY MARKET SERIES               [ICON] (800) 225-1852

RISK/RETURN SUMMARY
-------------------------------------

This section highlights key information about the CONNECTICUT MONEY MARKET SERIES (the Series) of the PRUDENTIAL MUNICIPAL SERIES FUND (the Fund). Additional information follows this summary.

INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES
Our investment objective is to provide the highest level of CURRENT INCOME that is EXEMPT FROM CONNECTICUT STATE AND FEDERAL INCOME TAXES consistent with liquidity and the preservation of capital. This means we invest primarily in short-term Connecticut state and municipal bonds, which are debt obligations or fixed income securities, including notes, commercial paper and other securities, as well as short-term obligations of other issuers that pay interest income that is exempt from those taxes (collectively called "Connecticut obligations"). The Series invests in Connecticut obligations which are high-quality money market instruments with remaining maturities of 13 months or less. In pursuing our objective, the Series will invest at least 80% of its total assets in municipal securities which pay income exempt from federal income taxes; these primarily will be Connecticut obligations, unless the investment adviser is unable to purchase Connecticut obligations that meet the investment policies of the Series. The Series may invest in municipal bonds the interest and/or principal payments on which are insured by the bond issuers or other parties. The Series may also invest in certain municipal bonds the interest on which is subject to the federal alternative minimum tax (AMT).
    While we make every effort to achieve our investment objective and maintain a net asset value of $1 per share, we can't guarantee success.

PRINCIPAL RISKS
Although we try to invest wisely, all investments involve risk. The securities in which the Series invests are generally subject to the risk that the issuer may be unable to make principal and interest payments when they are due, as well as the risk that the securities may lose value because interest rates change or because there is a lack of confidence in the issuer.
    The Series may purchase insured municipal bonds to reduce credit risks. Although insurance coverage reduces credit risks by providing that the insurer will make timely payment of interest and/or principal, it does not provide protection against the market fluctuations of insured bonds or fluctuations in the price of the shares of the Series. An insured municipal

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MONEY MARKET FUNDS
Money market funds--which hold high-quality short-term debt obligations-- provide investors with a lower risk, highly liquid investment option. These funds attempt to maintain a net asset value of $1 per share, although there can be no guarantee that they will always be able to do so.
-------------------------------------------------------------------
--------------------------------------------------------------------------------

RISK/RETURN SUMMARY
------------------------------------------------

bond fluctuates in value largely based on factors relating to the insurer's creditworthiness or ability to satisfy its obligations.
    Municipal bonds may also be subject to the risk that the borrower may not set aside funds to make the bond payments.
    Because the Series will concentrate its investments in Connecticut obligations, the Series is more susceptible to economic, political and other developments that may adversely affect issuers of Connecticut obligations than a municipal money market fund that is not as geographically concentrated. By way of illustration, although Connecticut's manufacturing industry is relatively diversified, the largest manufacturing areas have been transportation equipment (primarily aircraft engines, helicopters and submarines). The Series, therefore, may be more susceptible to developments affecting those defense-related industries than a municipal bond fund that invests in obligations of several states. This example illustrates just one of the risks of investing in Connecticut obligations. For more information on the risks of investing in Connecticut obligations, see "Description of the Fund, Its Investments and Risks" in the Statement of Additional Information.
    The Series is nondiversified, meaning that we can invest a higher percentage of its assets in the securities of fewer issuers than a diversified fund. Investing in a nondiversified series involves greater risk than investing in a diversified series.
    Although investments in mutual funds involve risk, investing in money market portfolios like the Series is generally less risky than investments in other types of funds. This is because the Series invests only in high-quality securities with remaining maturities of 13 months or less and limits the average maturity of the portfolio to 90 days or less. To satisfy the average maturity and maximum maturity requirements, securities with demand features are treated as maturing on the date that the Series can demand repayment of the security.
    For more information about the risks associated with the Series, see "How the Series Invests--Investment Risks."
    An investment in the Series is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although we seek to preserve the value of your investment at $1 per share, it is possible to lose money by investing in the Series.

EVALUATING PERFORMANCE
A number of factors--including risk--can affect how the Series performs. The following bar chart shows the Series' performance for each full calendar year of operation. The tables provide additional performance information for
-------------------------------------------------------------------
2  CONNECTICUT MONEY MARKET SERIES                         [ICON] (800) 225-1852

RISK/RETURN SUMMARY
------------------------------------------------

the periods indicated. The bar chart and tables below demonstrate the risk of investing in the Series and how returns can change from year to year. The Average Annual Returns table also compares the Series' performance to the performance of a tax-free money market index. Past performance does not mean that the Series will achieve similar results in the future. For current yield information, you can call us at (800) 225-1852.

ANNUAL RETURNS(1)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

1992                               2.83%
1993                               2.05%
1994                               2.27%
1995                               3.42%
1996                               2.96%
1997                               3.03%
1998                               2.61%
                                   1.04%
                                   (4th
                                   quarter
                                     of
BEST QUARTER:                      1991)
                                   .47%
                                   (1st
                                   quarter
                                     of
WORST QUARTER:                     1994)

AVERAGE ANNUAL RETURNS(1) (AS OF 12-31-98)

-----------------------------------------------------------------------------------------
                                         1 YR         5 YRS           SINCE INCEPTION
-----------------------------------------------------------------------------------------
  Series shares                          2.60%         2.87%          2.83% (since 8-5-91)
  IBC Average(2)                         2.72%         2.65%          2.90% (since 8-5-91)

YIELD(1) (AS OF 12-31-98)

  7-Day yield of the Series                                                  2.45%
  7-Day tax-equivalent yield of the Series                                   4.25%

1                       THE SERIES' RETURNS AND YIELD ARE AFTER DEDUCTION OF
                        EXPENSES. TAX-EQUIVALENT YIELD IS CALCULATED BASED ON A
                        FEDERAL TAX RATE OF 39.6% AND THE APPLICABLE STATE INCOME
                        TAX RATE.
2                       THE IBC AVERAGE IS BASED UPON THE AVERAGE RETURN OF ALL
                        MUTUAL FUNDS IN THE INTERNATIONAL BUSINESS COMMUNICATIONS
                        FINANCIAL DATA TAX-FREE STATE-SPECIFIC MONEY FUND
                        (CONNECTICUT) CATEGORY.

--------------------------------------------------------------------------------

RISK/RETURN SUMMARY
------------------------------------------------

FEES AND EXPENSES
These tables show the fees and expenses that you may pay if you buy and hold shares of the Series.

SHAREHOLDER FEES(1) (PAID DIRECTLY FROM YOUR INVESTMENT)

  Maximum sales charge (load) imposed on purchases (as a
   percentage of offering price)                                None
  Maximum deferred sales charge (load) (as a percentage of
   the lower of original purchase price or sale proceeds)       None
  Maximum sales charge (load) imposed on reinvested
   dividends and other distributions                            None
  Redemption fees                                               None
  Exchange fee                                                  None

ANNUAL SERIES OPERATING EXPENSES (DEDUCTED FROM SERIES ASSETS)

  Management fees                                             .500%
  + Distribution (12b-1) and service fees                     .125%
  + Other expenses                                            .195%
  = TOTAL ANNUAL SERIES OPERATING EXPENSES                     .82%

(1)                     YOUR BROKER MAY CHARGE YOU A SEPARATE OR ADDITIONAL FEE FOR
                        PURCHASES AND SALES OF SHARES.

EXAMPLE
This example will help you compare the cost of investing in the Series with the cost of investing in other mutual funds.
    The example assumes that you invest $10,000 in the Series for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

-------------------------------------------------------------------------------------------------
                                                       1 YR       3 YRS       5 YRS       10 YRS
-------------------------------------------------------------------------------------------------
  Series shares                                           $84        $262        $455      $1,014

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4  CONNECTICUT MONEY MARKET SERIES                         [ICON] (800) 225-1852

HOW THE SERIES INVESTS
-------------------------------------

INVESTMENT OBJECTIVE AND POLICIES
The Series' investment objective is to provide the highest level of CURRENT INCOME that is EXEMPT FROM CONNECTICUT STATE AND FEDERAL INCOME TAXES consistent with liquidity and the preservation of capital. While we make every effort to achieve our objective, we can't guarantee success.
    The Series invests in high-quality money market instruments to try to provide investors with current tax-free income while maintaining a stable net asset value of $1 per share. We manage the Series to comply with specific rules designed for money market mutual funds. To date, the Series' net asset value has never deviated from $1 per share.
In pursuing the Series' objective, we invest primarily in short-term CONNECTICUT OBLIGATIONS, including Connecticut state and municipal bonds as well as obligations of other issuers (such as issuers located in Puerto Rico, the Virgin Islands and Guam) that pay interest income that is exempt from Connecticut state and federal income taxes. We normally invest so that at least 80% of the total assets of the Series will be invested in municipal securities which pay income exempt from federal income taxes; these primarily will be Connecticut obligations, unless the investment adviser is unable to purchase Connecticut obligations that meet the investment policies of the Series. The Series, however, may hold private activity bonds, which are municipal bonds the interest on which is subject to the federal alternative minimum tax (AMT).
    Municipal bonds include GENERAL OBLIGATION BONDS and REVENUE BONDS. General obligation bonds are obligations supported by the credit of an issuer that has the power to tax and are payable from that issuer's general revenues and not from any specific source. Revenue bonds, on the other hand, are payable from revenues from a particular source.
    The obligations that we purchase must be rated in one of the two highest rating categories by at least two nationally recognized statistical rating organizations (NRSROs), such as Moody's Investors Service, Inc. (rated at least Aa, MIG-2 or Prime-2) or Standard & Poor's Rating Group (rated at least AA, SP-2 or A-2) or, if unrated, of comparable quality. We

-------------------------------------------------------------------
States and municipalities issue bonds in order to borrow money to finance a project. You can think of bonds as loans that investors make to the state, local government or other issuer. The issuer gets the cash needed to complete the project and investors earn income on their investment.
-------------------------------------------------------------------
--------------------------------------------------------------------------------

HOW THE SERIES INVESTS
------------------------------------------------

may also invest in insured municipal bonds. A rating is an assessment of the likelihood of timely repayment of interest and principal (with respect to a municipal bond) or payment of claims (with respect to an insurer of a municipal bond) and can be useful when comparing different municipal bonds. These ratings are not a guarantee of quality. The opinions of the rating agencies do not reflect market risk and they may at times lag behind the current financial conditions of the issuer or insurer. An investor can evaluate the expected likelihood of debt repayment by an issuer by looking at its ratings as compared to another similar issuer.
    In determining which securities to buy and sell, the investment adviser will consider, among other things, yield, maturity, issue, quality characteristics and expectations regarding economic and political developments, including movements in interest rates and demand for municipal bonds. The investment adviser will seek to anticipate interest rate movements and will purchase and sell municipal bonds accordingly. The investment adviser will also consider the claims-paying ability with respect to insurers of municipal bonds. The investment adviser will also seek to take advantage of differentials in yields with respect to securities with similar credit ratings and maturities, but which vary according to the purpose for which they were issued. The investment adviser will also seek to take advantage of differentials in yields with respect to securities issued for similar purposes with similar maturities, but which vary according to ratings.
    Debt obligations in general, including those listed above and any others that we may purchase, are basically written promises to repay a debt. Among the various types of debt securities we may purchase, the terms of repayment may vary, as may the commitment of other parties to honor the obligations of the issuer of the security. We may purchase securities that include demand features, which allow us to demand repayment of a debt obligation before the obligation is due or "matures." This means that we can purchase longer-term securities because of our expectation that we can demand repayment of the obligation at an agreed-upon price within a relatively short period of time. This procedure follows the rules applicable to money market funds.
    The securities that we may purchase may change over time as new types of money market instruments are developed. We will purchase these new instruments, however, only if their characteristics and features follow the rules governing the operation of money market funds.
-------------------------------------------------------------------
6  CONNECTICUT MONEY MARKET SERIES                         [ICON] (800) 225-1852

HOW THE SERIES INVESTS
------------------------------------------------

    For more information, see "Investment Risks" and the Statement of Additional Information, "Description of the Fund, Its Investment and Risks." The Statement of Additional Information--which we refer to as the "SAI"--contains additional information about the Series. To obtain a copy, see the back cover page of this prospectus.
    The Series' investment objective is a fundamental policy that cannot be changed without shareholder approval. The Board of the Prudential Municipal Series Fund can change investment policies that are not fundamental.

OTHER INVESTMENTS AND STRATEGIES
In addition to the principal strategies, we may also make the following investments to try to increase the Series' returns or protect its assets if market conditions warrant.

MUNICIPAL ASSET-BACKED SECURITIES
The Series may invest in MUNICIPAL ASSET-BACKED SECURITIES. A municipal asset-backed security is a type of pass-through instrument that pays interest which is eligible for exclusion from federal income taxation based upon the income from an underlying pool of municipal bonds.

FLOATING RATE BONDS AND VARIABLE RATE BONDS
The Series may invest in floating rate bonds and variable rate bonds. FLOATING RATE BONDS are municipal bonds that have an interest rate that is set as a specific percentage of a designated rate, such as the rate on Treasury bonds or the prime rate at major commercial banks. The interest rate on floating rate bonds changes when there is a change in the designated rate. VARIABLE RATE BONDS are municipal bonds that have an interest rate that is adjusted, based on the market rate at a specified period. They generally allow the Series to demand payment of the bond on short notice for an amount that may be more or less than the amount paid.

WHEN-ISSUED AND DELAYED-DELIVERY SECURITIES
The Series may purchase municipal bonds on a "WHEN-ISSUED" or "DELAYED-DELIVERY" basis, without limit. When the Series makes this type of purchase, the price and rate are fixed at the time of purchase, but delivery and payment for the bonds take place at a later time. The Series does not earn interest income until the date the bonds are delivered.
--------------------------------------------------------------------------------

HOW THE SERIES INVESTS
------------------------------------------------

REPURCHASE AGREEMENTS
The Series may use REPURCHASE AGREEMENTS where a party agrees to sell a security to the Series and then repurchase it at an agreed-upon price at a stated time. A repurchase agreement is like a loan by the Series to the other party which creates a fixed return for the Series.

LIQUIDITY PUTS
The Series may purchase and exercise PUTS on municipal bonds without limit. Puts give the Series the right to sell securities at a specified price and date. Puts may be acquired to reduce the risk of the securities subject to the puts, but puts may involve additional costs to the Series, which could reduce the Series' return.

TEMPORARY DEFENSIVE STRATEGY
For temporary defensive purposes, the Series may hold up to 100% of its assets in cash or short-term investment-grade bonds, including bonds that are not exempt from state, local and federal income taxation. Investing heavily in these securities can limit our ability to achieve the Series' objective, but can help to preserve the Series' assets.

ADDITIONAL STRATEGIES
The Series also follows certain policies when it: BORROWS MONEY (the Series can borrow up to 33 1/3% of the value of its total assets); and HOLDS ILLIQUID SECURITIES (the Series may hold up to 10% of its net assets in illiquid securities, including certain securities with legal or contractual restrictions on resale, those without a readily available market and repurchase agreements with maturities longer than 7 days). The Series is subject to certain investment restrictions that are fundamental policies and cannot be changed without shareholder approval. For more information about these restrictions, see the SAI.

INVESTMENT RISKS
As noted, all investments involve risk, and investing in the Series is no exception. Since the Series' holdings can vary significantly from broad market indexes, performance of the Series can deviate from performance of the indexes. This chart outlines the key risks and potential rewards of the Series' principal investments and certain of the Series' non-principal investments and strategies. See, too, "Description of the Fund, Its Investments and Risks" in the SAI.
-------------------------------------------------------------------
8  CONNECTICUT MONEY MARKET SERIES                         [ICON] (800) 225-1852

HOW THE SERIES INVESTS
------------------------------------------------

INVESTMENT TYPE

------------------------------------------------------------------------------------
% OF SERIES' TOTAL ASSETS             RISKS                    POTENTIAL REWARDS
------------------------------------------------------------------------------------
  MUNICIPAL BONDS           -- Concentration               -- Tax-exempt interest
                                 risk--the risk that           income, except with
  AT LEAST 80%                  bonds may lose value           respect to certain
                                because of political,          bonds, such as
                                economic or other              private activity
                                events affecting               bonds, which are
                                issuers of                     subject to the
                                Connecticut                    federal alternative
                                obligations                    minimum tax (AMT)
                            -- Credit risk--the risk
                                that the borrower
                                can't pay back the
                                money borrowed or
                                make interest
                                payments
                            -- Market risk--the risk
                                that bonds will lose
                                value in the market
                                because interest
                                rates change or there
                                is a lack of
                                confidence in the
                                borrower
                            -- Illiquidity risk--the
                                 risk that it may be
                                difficult to value
                                precisely and sell at
                                time or price desired
                            -- Nonappropriation
                                 risk--the risk that
                                the municipality may
                                not include the bond
                                obligations in future
                                budgets
                            -- Tax risk--the risk
                                 that federal, state
                                or local income tax
                                rates may decrease,
                                which could decrease
                                demand for municipal
                                bonds, or that a
                                change in law may
                                limit or eliminate
                                exemption of interest
                                on municipal bonds
                                from such taxes
------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

HOW THE SERIES INVESTS
------------------------------------------------

INVESTMENT TYPE (CONT'D)

------------------------------------------------------------------------------------
% OF SERIES' TOTAL ASSETS             RISKS                    POTENTIAL REWARDS
------------------------------------------------------------------------------------
  MUNICIPAL ASSET-BACKED    -- Prepayment risk--the        -- Regular interest
  SECURITIES                    risk that the                   income
                                underlying bonds may       -- Pass-through
  PERCENTAGE VARIES             be prepaid, partially          instruments provide
                                or completely,                 greater
                                generally during               diversification than
                                periods of falling             direct ownership of
                                interest rates, which          municipal bonds
                                could adversely
                                affect yield to
                                maturity and could
                                require the Series to
                                reinvest in lower
                                yielding bonds
                            -- Credit risk--the risk
                                that the underlying
                                municipal bonds will
                                not be paid by
                                issuers or by credit
                                insurers or
                                guarantors of such
                                instruments. Some
                                municipal
                                asset-backed
                                securities are
                                unsecured or secured
                                by lower-rated
                                insurers or
                                guarantors and thus
                                may involve greater
                                risk
                            -- Market risk
                            -- Tax risk
------------------------------------------------------------------------------------
  VARIABLE/FLOATING RATE    -- Value lags value of         -- May offer protection
  SECURITIES                    fixed-rate securities          against interest rate
                                when interest rates            changes
  PERCENTAGE VARIES             change
------------------------------------------------------------------------------------

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10  CONNECTICUT MONEY MARKET SERIES                        [ICON] (800) 225-1852

HOW THE SERIES INVESTS
------------------------------------------------

INVESTMENT TYPE (CONT'D)

------------------------------------------------------------------------------------
% OF SERIES' TOTAL ASSETS             RISKS                    POTENTIAL REWARDS
------------------------------------------------------------------------------------
  WHEN-ISSUED AND           -- May magnify underlying      -- May magnify underlying
  DELAYED-DELIVERY              investment losses              investment gains
  SECURITIES                -- Investment costs may
                                exceed potential
  PERCENTAGE VARIES             underlying investment
                                gains
------------------------------------------------------------------------------------
  ILLIQUID SECURITIES       -- May be difficult to         -- May offer more
                                value precisely                attractive yield or
  UP TO 10% OF NET ASSETS   -- May be difficult to             potential for growth
                                 sell at the time or           than more widely
                                price desired                  traded securities
------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

HOW THE SERIES IS MANAGED
-------------------------------------

BOARD OF TRUSTEES
The Fund's Board of Trustees oversees the actions of the Manager, Investment Adviser and Distributor and decides on general policies. The Board also oversees the Fund's officers who conduct and supervise the daily business operations of the Fund.

MANAGER
PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC (PIFM)
GATEWAY CENTER THREE, 100 MULBERRY STREET
NEWARK, NEW JERSEY 07102-4077

    Under a management agreement with the Fund, PIFM manages the Series' investment operations and administers its business affairs. For the fiscal year ended August 31, 1999, the Series paid PIFM management fees of .50% of the Series' average net assets.
    PIFM and its predecessors have served as manager or administrator to investment companies since 1987. As of October 31, 1999, PIFM served as the manager to all 46 of the Prudential mutual funds, and as manager or administrator to 22 closed-end investment companies, with aggregate assets of approximately $72 billion.

INVESTMENT ADVISER
The Prudential Investment Corporation, called Prudential Investments, is the Series' investment adviser and has served as an investment adviser to investment companies since 1984. Its address is Prudential Plaza, 751 Broad Street, Newark, NJ 07102. PIFM has responsibility for all investment advisory services, supervises Prudential Investments and reimburses Prudential Investments for its reasonable costs and expenses.
    Prudential Investments' Fixed Income Group is organized into teams that specialize in different market sectors. The Fixed Income Policy Committee, which is comprised of senior investment staff from each sector team, provides guidance to the teams regarding duration risk, asset allocations and general risk parameters. Portfolio managers contribute bottom-up security selection within those guidelines. The Money Market Sector Team, headed by Joseph Tully, is responsible for overseeing the day-to-day management of the Series.
-------------------------------------------------------------------
12  CONNECTICUT MONEY MARKET SERIES                        [ICON] (800) 225-1852

HOW THE SERIES IS MANAGED
------------------------------------------------

DISTRIBUTOR
Prudential Investment Management Services LLC (PIMS) distributes the Series' shares under a Distribution Agreement with the Fund. The Fund has a Distribution and Service Plan under Rule 12b-1 of the Investment Company Act. Under the Plan and the Distribution Agreement, PIMS pays the expenses of distributing the Series' shares and provides certain shareholder support services. The Fund pays distribution and other fees to PIMS as compensation for its services. These fees--known as 12b-1 fees--are shown in the "Fees and Expenses" tables.

YEAR 2000 READINESS DISCLOSURE
The services provided to the Fund and the shareholders by the Manager, the Distributor, the Transfer Agent and the Custodian depend on the smooth functioning of their computer systems and those of outside service providers. Many computer software systems in use today cannot distinguish the year 2000 from the year 1900 because of the way dates are encoded and calculated. Such event could have a negative impact on handling securities trades, payments of interest and dividends, pricing and account services. Although, at this time, there can be no assurance that there will be no adverse impact on the Fund, the Manager, the Distributor, the Transfer Agent and the Custodian have advised the Fund that they have been actively working on necessary changes to their computer systems to prepare for the year 2000. The Fund and its Board receive, and have received since early 1998, satisfactory quarterly reports from the principal service providers as to their preparations for year 2000 readiness, although there can be no assurance that the service providers (or other securities market participants) will successfully complete the necessary changes in a timely manner. Moreover, the Fund at this time has not considered retaining alternative service providers or directly undertaken efforts to achieve year 2000 readiness, the latter of which would involve substantial expenses without an assurance of success.
    Additionally, issuers of securities generally, as well as those purchased by the Series, may confront year 2000 compliance issues which, if material and not resolved, could have an adverse impact on securities markets and/ or a specific issuer's performance and result in a decline in the value of the securities held by the Series.
--------------------------------------------------------------------------------

SERIES DISTRIBUTIONS AND TAX ISSUES
-------------------------------------

Investors who buy shares of the Series should be aware of some important tax issues. For example, the Series distributes DIVIDENDS of ordinary income and any REALIZED NET CAPITAL GAINS to shareholders. Dividends generally will be exempt from federal and Connecticut state income taxes. If, however, the Series invests in taxable obligations, it will pay dividends that are not exempt from these income taxes.
    The following briefly discusses some of the important state and federal tax issues you should be aware of, but is not meant to be tax advice. For tax advice, please speak with your tax adviser.

DISTRIBUTIONS
The Series distributes DIVIDENDS of any net investment income to shareholders every month. For example, if the Series owns a City XYZ bond and the bond pays interest, the Series will pay out a portion of this interest as a dividend to its shareholders, assuming the Series' income is more than its costs and expenses. These dividends generally will be EXEMPT FROM FEDERAL INCOME TAXES, as long as 50% or more of the value of the Series' assets at the end of each quarter is invested in state, municipal and other obligations, the interest on which is excluded from gross income for federal income tax purposes.
    As we mentioned before, the Series will concentrate its investments in Connecticut obligations. In addition to being exempt from federal taxes, Series' dividends are EXEMPT FROM CONNECTICUT PERSONAL INCOME TAXES FOR CONNECTICUT RESIDENT INDIVIDUALS AND TRUSTS AND ESTATES if the dividends are excluded from federal income taxes and are derived from interest payments on Connecticut obligations. Dividends attributable to capital gains derived from the sale of Connecticut obligations may also be exempt from Connecticut personal income taxes. Dividends attributable to the interest on taxable bonds held by the Series, market discount on taxable and tax-exempt obligations and short-term capital gains, however, will be subject to federal, state and local income tax at ordinary income tax rates.
    Some shareholders may be subject to federal alternative minimum tax (AMT) liability. Tax-exempt interest from certain bonds is treated as an item of tax preference, and may be attributed to shareholders. A portion of all tax-exempt interest is includable as an upward adjustment in determining a corporation's alternative minimum taxable income. These rules could make you liable for the AMT. Some shareholders may also be subject to the
-------------------------------------------------------------------
14  CONNECTICUT MONEY MARKET SERIES                        [ICON] (800) 225-1852

SERIES DISTRIBUTIONS AND TAX ISSUES
------------------------------------------------

Connecticut alternative minimum tax for distributions derived from exempt interest for non-Connecticut obligations.
    Although the Series is not likely to realize capital gains because of the types of securities we purchase, any REALIZED NET CAPITAL GAINS will be paid to shareholders (typically once a year). Capital gains are generated when the Series sells assets for a profit.
    For your convenience, Series distributions of dividends and capital gains are AUTOMATICALLY REINVESTED in the Series. If you ask us to pay the distributions in cash, we will send you a check if your account is with the Transfer Agent. Otherwise, if your account is with a broker you will receive a credit to your account. Either way, the distributions may be subject to taxes. For more information about Automatic Reinvestment and other shareholder services, see "How to Buy, Sell and Exchange Shares of the Series--How To Buy Shares" at Step 3: Additional Shareholder Services.

TAX ISSUES
FORM 1099
Every year, you will receive a Form 1099, which reports the amount of dividends and capital gains we distributed to you during the prior year.
    Series distributions are generally taxable in the year they are received, except where we declare certain dividends in December of a calendar year but actually pay them in January of the following year. In such cases, the dividends are treated as if they were paid on December 31 of the prior year. Corporate shareholders are not eligible for the 70% dividends-received deduction on dividends paid by the Series.

WITHHOLDING TAXES
If federal law requires you to provide the Series with your tax identification number and certifications as to your tax status, and you fail to do this, or if you are otherwise subject to back-up withholding, we generally withhold and pay to the U.S. Treasury 31% of your distributions and gross sale proceeds. Dividends of net investment income and short-term capital gains paid to a NONRESIDENT FOREIGN SHAREHOLDER generally will be subject to a U.S. withholding tax of 30%. This rate may be lower, depending on any tax treaty the U.S. may have with the shareholder's country.
--------------------------------------------------------------------------------

HOW TO BUY, SELL AND
EXCHANGE SHARES OF THE SERIES
-------------------------------------

HOW TO BUY SHARES
STEP 1: OPEN AN ACCOUNT
If you don't have an account with us or a securities firm that is permitted to buy or sell shares of the Series for you, call PRUDENTIAL MUTUAL FUND SERVICES LLC (PMFS) at (800) 225-1852 or contact:

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: INVESTMENT SERVICES
P.O. BOX 15020
NEW BRUNSWICK, NJ 08906-5020

    To purchase by wire, call the number above to obtain an application. After PMFS receives your completed application, you will receive an account number. For additional information about purchasing shares of the Series, see the back cover page of this prospectus. We have the right to reject any purchase order (including an exchange into the Series) or suspend or modify the Series' sale of its shares.
    Except as noted below, the minimum initial investment for Series shares is $1,000 and the minimum subsequent investment is $100. All minimum investment requirements are waived for certain retirement and employee savings plans and custodial accounts for the benefit of minors.

PURCHASES THROUGH PRUDENTIAL SECURITIES
Purchases of shares of the Series through Prudential Securities are made through automatic investment procedures (the Autosweep program). You cannot purchase shares through Prudential Securities other than through the Autosweep program, except as specifically provided (that is, you cannot make a manual purchase).
    The Autosweep program allows you to designate a money market fund as your primary money sweep fund. If you do not designate a primary money sweep fund, Prudential MoneyMart Assets, Inc. will automatically be your primary money sweep fund. You have the option to change your primary money sweep fund at any time by notifying your Prudential Securities Financial Advisor. The following discussion assumes that you have selected the Series as your primary money sweep fund.
    For individual retirement accounts (IRAs) and benefit plans in the Autosweep program, all credit balances (that is, immediately available
-------------------------------------------------------------------
16  CONNECTICUT MONEY MARKET SERIES                        [ICON] (800) 225-1852

HOW TO BUY, SELL AND
EXCHANGE SHARES OF THE SERIES
------------------------------------------------
funds) of $1.00 or more will be invested in the Series on a daily basis. Prudential Securities will arrange for the investment of the credit balance in the Series and will purchase shares of the Series equal to that amount. This will occur on the business day following the availability of the credit balance. Prudential Securities may use and retain the benefit of credit balances in your account until Series shares are purchased.
    For accounts other than IRAs and benefit plans, shares of the Series will be purchased as follows:

     -- When your account has a credit balance of $10,000 or more, Prudential Securities will arrange for the automatic purchase of shares of the Series. This will occur on the business day following the availability of the credit balance

     -- When your account has a credit balance that results from a securities sale totaling $1,000 or more, the available cash will be invested in the Series on the settlement date

     -- For all other credit balances of $1.00 or more, shares will be purchased automatically at least once a month on the last business day of each month
    Purchases through the Autosweep program are subject to a minimum initial investment of $1,000, which is waived for certain retirement and employee savings plans and custodial accounts for the benefit of minors. You will begin earning dividends on your shares purchased through the Autosweep program on the first business day after the order is placed. Prudential Securities will purchase shares of the Series at the price determined at 4:30 p.m. New York time on the business day following the existence of the credit balance, which is the second business day after the availability of the credit balance. Prudential Securities will use and retain the benefit of credit balances in your account until Series shares are purchased.
    Your investment in the Series will be held in the name of Prudential Securities. Prudential Securities will receive all statements and dividends from the Fund and will, in turn, send you account statements showing your purchases, sales and dividends.
    The charges and expenses of the Autosweep program are not reflected in the Fees and Expenses tables. For information about participating in the Autosweep program, you should contact your Prudential Securities Financial Advisor.
--------------------------------------------------------------------------------

HOW TO BUY, SELL AND
EXCHANGE SHARES OF THE SERIES
------------------------------------------------

PURCHASES THROUGH THE PRUDENTIAL ADVANTAGE ACCOUNT PROGRAM
The Prudential Advantage Account Program (the Advantage Account Program) is a financial services program available to clients of Pruco Securities Corporation (Pruco) and provides for an automatic investment procedure similar to the Autosweep program. The Advantage Account Program consists of two types of accounts: the Investor Account and the Advantage Account, which offers additional services, such as a debit card and check writing.
    The Advantage Account Program allows you to designate a money market fund as your primary money sweep fund. If you do not designate a primary money sweep fund, Prudential MoneyMart Assets, Inc. will automatically be your primary money sweep fund. You have the option to change your primary money sweep fund at any time by notifying your Pruco representative or the Advantage Service Center. The following discussion assumes that you have selected the Series as your primary money sweep fund.
    With the Advantage Account as well as the Investor Account for benefit plans and individual retirement accounts (IRAs), all credit balances (that is, immediately available funds) of $1.00 or more will be invested in the Series on a daily basis. Prudential Securities (Pruco's clearing broker) arranges for the investment of the credit balance in the Series and will purchase shares of the Series equal to that amount. This will occur on the business day following the availability of the credit balance. Prudential Securities may use and retain the benefit of credit balances in your account until Series shares are purchased.
    If you have an Investor Account (non-IRAs), shares of the Series will be purchased as follows:

     -- When your account has a credit balance of $10,000 or more, Prudential Securities will arrange for the automatic purchase of shares of the Series with all cash balances of $1.00 or more. This will occur on the business day following the availability of the credit balance

     -- When your account has a credit balance that results from a securities sale totaling more than $1,000, all cash balances of $1.00 or more will be invested in the Series on the business day following the settlement date
-------------------------------------------------------------------
18  CONNECTICUT MONEY MARKET SERIES                        [ICON] (800) 225-1852

HOW TO BUY, SELL AND
EXCHANGE SHARES OF THE SERIES
------------------------------------------------

     -- For all other credit balances of $1.00 or more, shares will be purchased automatically at least once a month on the last business day of each month
    You will begin earning dividends on your shares purchased through the Advantage Account Program on the first business day after the order is placed. Prudential Securities will purchase shares of the Series at the price determined at 4:30 p.m. New York time on the business day following the availability of the credit balance. Prudential Securities will use and retain the benefit of credit balances in your account until Series shares are purchased.
    Purchases of, withdrawals from and dividends from the Series will be shown on your Advantage Account or Investor Account statement.
    The charges and expenses of the Advantage Account Program are not reflected in the Fees and Expenses tables. For information about participating in the Advantage Account Program, you should call (800) 235-7637.

PURCHASES THROUGH THE COMMAND PROGRAM OR THE BUSINESSEDGE PROGRAM
Class A shares of the Series are available to shareholders who meet the minimum investment requirements and participate in either the corporate COMMAND-SM-Account Program (the COMMAND Program), which is available through Prudential Securities, or the Prudential BusinessEdge-SM- Account Program (the BusinessEdge Program), which is available either through Prudential Securities or Pruco. These programs offer integrated financial services that link together various product components with the ability to invest in shares of the Series. If you participate in the COMMAND Program or the BusinessEdge Program, your purchase of Series shares must be made through your Prudential Securities Financial Advisor or your Pruco broker, as applicable.

MANUAL PURCHASES
You may make a manual purchase (that is, a non-money market sweep purchase) of Series shares in either of the following situations:

     -- You do not participate in a money market sweep program (E.G., the Autosweep program or the Advantage Account Program), or

     -- You participate in a money market sweep program, but the Series is not designated as your primary money market sweep fund
--------------------------------------------------------------------------------

HOW TO BUY, SELL AND
EXCHANGE SHARES OF THE SERIES
------------------------------------------------

    The minimum initial investment for a manual purchase for shares of the Series is $1,000 and the minimum subsequent investment is $100, except that all minimum investment requirements are waived for certain retirement and employee savings plans and custodial accounts for the benefit of minors.
    If you make a manual purchase through Prudential Securities, Prudential Securities will place your order for shares of the Series on the business day after the purchase order is received for settlement that day, which is the second business day after receipt of the purchase order by Prudential Securities. Prudential Securities may use and retain the benefit of credit balances in a client's brokerage account until monies are delivered to the Series (Prudential Securities delivers federal funds on the business day after settlement).
    If you make a manual purchase through the Fund's Distributor, through your broker or dealer (other than Prudential Securities) or directly from the Fund, shares will be purchased at the net asset value next determined after receipt of your order and payment in proper form. When your payment is received by 4:30 p.m., New York time, shares will be purchased that day and you will begin to earn dividends on the following business day. If you purchase shares through a broker or dealer, your broker or dealer will forward your order and payment to the Fund. You should contact your broker or dealer for information about services that they may provide, including an automatic sweep feature. Transactions in Series shares may be subject to postage and other charges imposed by your broker or dealer. Any such charge is retained by your broker or dealer and is not sent to the Fund.

STEP 2: UNDERSTANDING THE PRICE YOU'LL PAY
When you invest in a mutual fund, you buy shares of the Series. Shares of a money market mutual fund, like the Series, are priced differently than shares of common stock and other securities.
    The price you pay for each share of the Series is based on the share value. The share value of a mutual fund--known as the NET ASSET VALUE or NAV--is determined by a simple calculation: it's the total value of the Series (assets minus liabilities) divided by the total number of shares outstanding. In determining NAV, the Series values its securities using the amortized cost method. The Series seeks to maintain an NAV of $1 per
-------------------------------------------------------------------
20  CONNECTICUT MONEY MARKET SERIES                        [ICON] (800) 225-1852

HOW TO BUY, SELL AND
EXCHANGE SHARES OF THE SERIES
------------------------------------------------
share at all times. Your broker may charge you a separate or additional fee for purchases of shares.
    We determine the NAV of our shares once each business day at 4:30 p.m. New York time on days that the New York Stock Exchange (NYSE) is open for trading. The NYSE is closed on national holidays and Good Friday. We do not determine NAV on days when we have not received any orders to purchase, sell, or exchange or when changes in the value of the Series' portfolio do not affect the NAV.

STEP 3: ADDITIONAL SHAREHOLDER SERVICES
As a Series shareholder, you can take advantage of the following services and privileges:

AUTOMATIC REINVESTMENT. As we explained in the "Series Distributions and Tax Issues" section, the Series pays out--or distributes--its net investment income and capital gains to all shareholders. For your convenience, we will automatically reinvest your distributions in the Series at NAV. If you want your distributions paid in cash, you can indicate this preference on your application, notify your broker or notify the Transfer Agent in writing (at the address below) at least five business days before the date we determine who receives dividends.

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTENTION: ACCOUNT MAINTENANCE
P.O. BOX 15015
NEW BRUNSWICK, NJ 08906-5015

REPORTS TO SHAREHOLDERS. Every year we will send you an annual report (along with an updated prospectus) and a semi-annual report, which contain important financial information about the Series. To reduce Series expenses, we will send one annual shareholder report, one semi-annual shareholder report and one annual prospectus per household, unless you instruct us or your broker otherwise.

HOW TO SELL YOUR SHARES
You can sell your shares of the Series at any time, subject to certain restrictions.
--------------------------------------------------------------------------------

HOW TO BUY, SELL AND
EXCHANGE SHARES OF THE SERIES
------------------------------------------------

    When you sell shares of the Series--also known as REDEEMING shares--the price you will receive will be the NAV next determined after the Transfer Agent, the Distributor or your broker receives your order to sell. If your broker holds your shares, he must receive your order to sell by 4:30 p.m. New York time to process the sale on that day. Otherwise contact:

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTENTION: REDEMPTION SERVICES
P.O. BOX 15010
NEW BRUNSWICK, NJ 08906-5010

    Generally, we will pay you for the shares that you sell within seven days after the Transfer Agent, the Distributor or your broker receives your sell order. If you hold shares through a broker, payment will be credited to your account. If you are selling shares you recently purchased with a check, we may delay payment of your proceeds until your check clears, which can take up to 10 days from the purchase date. You can avoid delay if you purchase shares by wire, certified check or cashier's check. Your broker may charge you a separate or additional fee for sales of shares.

RESTRICTIONS ON SALES. There are certain times when you may not be able to sell shares of the Series or when we may delay paying you the proceeds from a sale. This may happen during unusual market conditions or emergencies when the Series can't determine the value of its assets or sell its holdings. For more information, see the SAI, "Purchase, Redemption and Pricing of Fund Shares--Sale of Shares."
    If you are selling more than $100,000 of shares, if you want the check sent to someone or some place that is not in our records, or you are a business or a trust, and if you hold your shares directly with the Transfer Agent, you may have to have the signature on your sell order signature guaranteed by an "eligible guarantor institution." An "eligible guarantor institution" includes any bank, broker, dealer or credit union. For more information, see the SAI, "Purchase, Redemption, and Pricing of Fund Shares--Sale of Shares--Signature Guarantee."

REDEMPTION IN KIND. If the sales of Series shares you make during any 90-day period reach the lesser of $250,000 or 1% of the value of the
-------------------------------------------------------------------
22  CONNECTICUT MONEY MARKET SERIES                        [ICON] (800) 225-1852

HOW TO BUY, SELL AND
EXCHANGE SHARES OF THE SERIES
------------------------------------------------
Series' net assets, we can then give you securities from the Series' portfolio instead of cash. If you want to sell the securities for cash, you would have to pay the costs charged by a broker.

AUTOMATIC REDEMPTION FOR AUTOSWEEP. If you participate in the Autosweep program, your Series shares may be automatically redeemed to cover any deficit in your Prudential Securities account. The amount redeemed will be the nearest dollar amount necessary to cover the deficit.
    The amount of the redemption will be the lesser of the total value of Series shares held in your Prudential Securities account or the deficit in your Prudential Securities account. If you use this automatic redemption procedure and want to pay for a securities transaction in your account other than through this procedure, you must deposit cash in your securities account before the settlement date. If you use this automatic redemption procedure and want to pay any other deficit in your securities account other than through this procedure, you must deposit cash in your securities account before you incur the deficit.
    Redemptions are automatically made by Prudential Securities, to the nearest dollar, on each day to satisfy deficits from securities transactions or to honor your redemption requests. Your account will be automatically scanned for deficits each day and, if there is insufficient cash in your account, we will redeem an appropriate number of shares of the Series at the next determined NAV to satisfy any remaining deficit. You are entitled to any dividends declared on the redeemed shares through the day before the redemption is made. Dividends declared on the redemption date will be retained by Prudential Securities, which has advanced monies to satisfy deficits in your account.

AUTOMATIC REDEMPTION FOR THE ADVANTAGE ACCOUNT. If you participate in the Advantage Account Program, your Series shares may be automatically redeemed to cover any deficit in your securities account. The amount redeemed will be the nearest dollar amount necessary to cover the deficit.
    The amount of the redemption will be the lesser of the total value of Series shares held in your securities account or the deficit in your securities account. A deficit in your Advantage Account may result from activity arising under the program, such as debit balances incurred by the use of the Visa-Registered Trademark- Account, including Visa purchases, cash advances and Visa
--------------------------------------------------------------------------------

HOW TO BUY, SELL AND
EXCHANGE SHARES OF THE SERIES
------------------------------------------------
Account checks. Your account will be automatically scanned for deficits each day and, if there is insufficient cash in your account, we will redeem an appropriate number of shares of the Series to satisfy any remaining deficit. You are entitled to any dividends declared on the redeemed shares through the day before the redemption is made. Dividends declared on the redemption date will be retained by Prudential Securities, which has advanced monies to satisfy deficits in your account.
    Redemptions are automatically made by Prudential Securities, to the nearest dollar, on each day to satisfy deficits from securities transactions or to honor your redemption requests.

AUTOMATIC REDEMPTION FOR THE COMMAND PROGRAM OR THE BUSINESSEDGE PROGRAM. If you participate in the COMMAND Program or the BusinessEdge Program, your Series shares will be automatically redeemed to cover any deficit in your account. The amount of the redemption will be the nearest dollar amount necessary to cover the deficit.
    The amount of the redemption will be the lesser of the total value of Series shares held in your account or the deficit in your account. A deficit in your COMMAND Program account or BusinessEdge Program account may result from activity arising under the Program, such as debit balances incurred by the use of the Visa-Registered Trademark- Gold Debit Card Account (for the COMMAND Program) or the BusinessEdge Visa-Registered Trademark- Debit Card Account (for the BusinessEdge Program), as well as ATM transactions, cash advances and Program account checks. Your account will be automatically scanned for deficits each day and, if there is insufficient cash in your account, we will redeem an appropriate number of shares of the Series to satisfy any remaining deficit. You are entitled to any dividends declared on the redeemed shares through the day before the redemption is made. Dividends declared on the redemption date will be retained by Prudential Securities or Pruco, as applicable, which has advanced monies to satisfy deficits in your account.
    Redemptions are automatically made, to the nearest dollar, on each day to satisfy account deficits or to honor your redemption requests.

MANUAL REDEMPTION FOR THE COMMAND PROGRAM OR THE BUSINESSEDGE PROGRAM. If you participate in the COMMAND Program or the BusinessEdge Program, you may redeem your Series shares by submitting a written
-------------------------------------------------------------------
24  CONNECTICUT MONEY MARKET SERIES                        [ICON] (800) 225-1852

HOW TO BUY, SELL AND
EXCHANGE SHARES OF THE SERIES
------------------------------------------------
request to your Prudential Securities Financial Advisor or Pruco broker, as applicable. You should not send a manual redemption request to the Fund. If you do, we will forward the request to Prudential Securities or Pruco, as appropriate, which could delay your requested redemption.
    The proceeds from a manual redemption will immediately become a free cash balance in your Program account and will be automatically invested in the money market mutual fund that you selected as the "Primary Fund" for cash sweeps in your account. Both the COMMAND Program and the BusinessEdge Program require that your written redemption request be signed by all persons in whose name Series shares are registered, exactly as they appear on your Program account client statement. In certain situations, additional documents such as trust instruments, death certificates, appointments as executor or administrator, or certificates of corporate authority may be required.
    Under the COMMAND Program, Prudential Securities has the right to terminate your Program account at any time for any reason. Likewise, under the BusinessEdge Program, Prudential Securities or Pruco, as applicable, has the right to terminate your Program account at any time for any reason. If a Program account is terminated, all shares of the Series held in the account will be redeemed.

HOW TO EXCHANGE YOUR SHARES
You can exchange your shares of the Series for shares in certain other Prudential mutual funds--including certain money market funds--if you satisfy the minimum investment requirements of such other Prudential mutual fund. You can exchange shares of the Series for Class A shares of another Prudential mutual fund, but you can't exchange Series shares for Class B, Class C or Class Z shares, except that shares purchased prior to January 22, 1990 that are subject to a contingent deferred sales charge can be exchanged for Class B shares.
    If you hold shares through a broker, you must exchange shares through your broker. Otherwise, contact:

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: EXCHANGE PROCESSING
P.O. BOX 15010
NEW BRUNSWICK, NJ 08906-5010
--------------------------------------------------------------------------------

HOW TO BUY, SELL AND
EXCHANGE SHARES OF THE SERIES
------------------------------------------------

    When you exchange shares of the Series for Class A shares of any other Prudential mutual fund, you will be subject to any sales charge that may be imposed by such other Prudential mutual fund. The sales charge is imposed at the time of your exchange.

FREQUENT TRADING
Frequent trading of Series shares in response to short-term fluctuations in the market--also known as "market timing"--may make it very difficult to manage the Series' investments. When market timing occurs, the Series may have to sell portfolio securities to have the cash necessary to redeem the market timer's shares. This can happen at a time when it is not advantageous to sell any securities, so the Series' performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because we cannot predict how much cash the Series will have to invest. When in our opinion such activity would have a disruptive effect on portfolio management, the Fund reserves the right to refuse purchase orders and exchanges into the Series by any person, group or commonly controlled accounts. The decision may be based upon dollar amount, volume and frequency of trading. The Fund may notify a market timer of rejection of an exchange purchase order after the day the order is placed. If the Fund allows a market timer to trade Series shares, it may require the market timer to enter into a written agreement to follow certain procedures and limitations.

TELEPHONE REDEMPTIONS OR EXCHANGES
You may redeem or exchange your shares in any amount by calling the Fund at
(800) 225-1852. In order to redeem or exchange your shares by telephone, you must complete an authorization form for telephone transactions. If you have elected telephone redemption and exchange privileges and you call the Fund before 4:15 p.m., New York time, you will receive a redemption amount based on that day's NAV.
    The Fund's Transfer Agent will record your telephone instructions and request specific account information before redeeming or exchanging shares. The Fund will not be liable if it follows instructions that it reasonably believes are made by the shareholder. If the Fund does not follow reasonable procedures, it may be liable for losses due to unauthorized or fraudulent telephone instructions.
    In the event of drastic economic or market changes, you may have difficulty in redeeming or exchanging your shares by telephone. If this occurs, you should consider redeeming or exchanging your shares by mail.
    The telephone redemption or exchange privilege may be modified or terminated at any time. If this occurs, you will receive a written notice from the Fund.
-------------------------------------------------------------------
26  CONNECTICUT MONEY MARKET SERIES                        [ICON] (800) 225-1852

FINANCIAL HIGHLIGHTS
-------------------------------------

The financial highlights will help you evaluate the Series' financial performance. The TOTAL RETURN in the chart represents the rate that a shareholder earned on an investment in the Series, assuming reinvestment of all dividends and other distributions. The information is for shares of the Series for the periods indicated.
    Review this chart with the financial statements which appear in the SAI. Additional performance information is contained in the annual report, which you can receive at no charge.
    The financial highlights for the three fiscal years ended August 31, 1999 were audited by PricewaterhouseCoopers LLP, independent accountants, and the financial highlights for the two years ended August 31, 1996 were audited by other independent auditors, whose reports were unqualified.

SERIES SHARES (FISCAL YEAR ENDED 8-31)

-----------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE         1999            1998            1997            1996            1995
-----------------------------------------------------------------------------------------------------------------
 NET ASSET VALUE, BEGINNING OF
  YEAR                                  $1.00               $1.00           $1.00           $1.00           $1.00
 INCOME FROM INVESTMENT
  OPERATIONS:
 Net investment income and net
  realized gains                         .02                  .03          .03(2)          .03(2)         .032(2)
 Dividends and distributions to
  shareholders                          (.02)                (.03)           (.03)           (.03)          (.032)
 NET ASSET VALUE, END OF YEAR           $1.00               $1.00           $1.00           $1.00           $1.00
 TOTAL RETURN(1)                        2.34%               2.72%           3.10%           3.17%           3.16%
---------------------------------
-----------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA                1999            1998            1997            1996            1995
-----------------------------------------------------------------------------------------------------------------
----------------------------------
 NET ASSETS, END OF YEAR (000)         $83,075            $95,117         $75,927         $77,683         $62,867
 AVERAGE NET ASSETS (000)              $87,744            $84,800         $77,500         $74,576         $57,103
 RATIOS TO AVERAGE NET ASSETS:
 Expenses, including distribution
  fee                                   .82%                 .86%         .46%(2)         .47%(2)        .581%(2)
 Expenses, excluding distribution
  fee                                   .69%                 .74%         .34%(2)         .35%(2)        .456%(2)
 Net investment income                  2.30%               2.68%        3.06%(2)        3.12%(2)        3.17%(2)
---------------------------------

1                       TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS AND ANY OTHER
                        DISTRIBUTIONS. IT IS CALCULATED ASSUMING SHARES ARE
                        PURCHASED ON THE FIRST DAY AND SOLD ON THE LAST DAY OF EACH
                        PERIOD REPORTED.
2                       NET OF EXPENSE SUBSIDY AND/OR MANAGEMENT FEE WAIVER.

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                                                                              27

THE PRUDENTIAL MUTUAL FUND FAMILY
-------------------------------------

Prudential offers a broad range of mutual funds designed to meet your individual needs. For information about these funds, contact your financial adviser or dealer or call us at (800) 225-1852. Read the prospectus carefully before you invest or send money.

STOCK FUNDS
PRUDENTIAL DISTRESSED SECURITIES FUND, INC.
PRUDENTIAL EMERGING GROWTH FUND, INC.
PRUDENTIAL EQUITY FUND, INC.
PRUDENTIAL EQUITY INCOME FUND
PRUDENTIAL INDEX SERIES FUND
  PRUDENTIAL SMALL-CAP INDEX FUND
  PRUDENTIAL STOCK INDEX FUND
THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
  PRUDENTIAL JENNISON GROWTH FUND
  PRUDENTIAL JENNISON GROWTH & INCOME FUND
PRUDENTIAL MID-CAP VALUE FUND
PRUDENTIAL REAL ESTATE SECURITIES FUND
PRUDENTIAL SECTOR FUNDS, INC.
  PRUDENTIAL FINANCIAL SERVICES FUND
  PRUDENTIAL HEALTH SCIENCES FUND
  PRUDENTIAL TECHNOLOGY FUND
  PRUDENTIAL UTILITY FUND
PRUDENTIAL SMALL-CAP QUANTUM FUND, INC.
PRUDENTIAL SMALL COMPANY VALUE FUND, INC.
PRUDENTIAL TAX-MANAGED EQUITY FUND
PRUDENTIAL 20/20 FOCUS FUND
NICHOLAS-APPLEGATE FUND, INC.
  NICHOLAS-APPLEGATE GROWTH EQUITY FUND
TARGET FUNDS
  LARGE CAPITALIZATION GROWTH FUND
  LARGE CAPITALIZATION VALUE FUND
  SMALL CAPITALIZATION GROWTH FUND
  SMALL CAPITALIZATION VALUE FUND
ASSET ALLOCATION/BALANCED FUNDS
PRUDENTIAL BALANCED FUND
PRUDENTIAL DIVERSIFIED FUNDS
  CONSERVATIVE GROWTH FUND
  MODERATE GROWTH FUND
  HIGH GROWTH FUND
THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
  PRUDENTIAL ACTIVE BALANCED FUND
GLOBAL FUNDS
GLOBAL STOCK FUNDS
PRUDENTIAL DEVELOPING MARKETS FUND
  PRUDENTIAL DEVELOPING MARKETS EQUITY FUND
  PRUDENTIAL LATIN AMERICA EQUITY FUND
PRUDENTIAL EUROPE GROWTH FUND, INC.
PRUDENTIAL GLOBAL GENESIS FUND, INC.
PRUDENTIAL INDEX SERIES FUND
  PRUDENTIAL EUROPE INDEX FUND
  PRUDENTIAL PACIFIC INDEX FUND
PRUDENTIAL NATURAL RESOURCES FUND, INC.
PRUDENTIAL PACIFIC GROWTH FUND, INC.
PRUDENTIAL WORLD FUND, INC.
  GLOBAL SERIES
  INTERNATIONAL STOCK SERIES
GLOBAL UTILITY FUND, INC.
TARGET FUNDS
  INTERNATIONAL EQUITY FUND

-------------------------------------------------------------------
28  CONNECTICUT MONEY MARKET SERIES                        [ICON] (800) 225-1852

THE PRUDENTIAL MUTUAL FUND FAMILY
-------------------------------------

GLOBAL BOND FUNDS
PRUDENTIAL GLOBAL TOTAL RETURN FUND, INC.
PRUDENTIAL INTERNATIONAL BOND FUND, INC.
BOND FUNDS
TAXABLE BOND FUNDS
PRUDENTIAL DIVERSIFIED BOND FUND, INC.
PRUDENTIAL GOVERNMENT INCOME FUND, INC.
PRUDENTIAL GOVERNMENT SECURITIES TRUST
  SHORT-INTERMEDIATE TERM SERIES
PRUDENTIAL HIGH YIELD FUND, INC.
PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.
PRUDENTIAL INDEX SERIES FUND
  PRUDENTIAL BOND MARKET INDEX FUND
PRUDENTIAL STRUCTURED MATURITY FUND, INC.
  INCOME PORTFOLIO
TARGET FUNDS
  TOTAL RETURN BOND FUND
TAX-EXEMPT BOND FUNDS
PRUDENTIAL CALIFORNIA MUNICIPAL FUND
  CALIFORNIA SERIES
  CALIFORNIA INCOME SERIES
PRUDENTIAL MUNICIPAL BOND FUND
  HIGH INCOME SERIES
  INSURED SERIES
PRUDENTIAL MUNICIPAL SERIES FUND
  FLORIDA SERIES
  MASSACHUSETTS SERIES
  NEW JERSEY SERIES
  NEW YORK SERIES
  NORTH CAROLINA SERIES
  OHIO SERIES
  PENNSYLVANIA SERIES
PRUDENTIAL NATIONAL MUNICIPALS FUND, INC.
MONEY MARKET FUNDS
TAXABLE MONEY MARKET FUNDS
CASH ACCUMULATION TRUST
  LIQUID ASSETS FUND
  NATIONAL MONEY MARKET FUND
PRUDENTIAL GOVERNMENT SECURITIES TRUST
  MONEY MARKET SERIES
  U.S. TREASURY MONEY MARKET SERIES
PRUDENTIAL SPECIAL MONEY MARKET FUND, INC.
  MONEY MARKET SERIES
PRUDENTIAL MONEYMART ASSETS, INC.
TAX-FREE MONEY MARKET FUNDS
PRUDENTIAL TAX-FREE MONEY FUND, INC.
PRUDENTIAL CALIFORNIA MUNICIPAL FUND
  CALIFORNIA MONEY MARKET SERIES
PRUDENTIAL MUNICIPAL SERIES FUND
  CONNECTICUT MONEY MARKET SERIES
  MASSACHUSETTS MONEY MARKET SERIES
  NEW JERSEY MONEY MARKET SERIES
  NEW YORK MONEY MARKET SERIES
COMMAND FUNDS
COMMAND MONEY FUND
COMMAND GOVERNMENT FUND
COMMAND TAX-FREE FUND
INSTITUTIONAL MONEY MARKET FUNDS
PRUDENTIAL INSTITUTIONAL LIQUIDITY PORTFOLIO, INC.
  INSTITUTIONAL MONEY MARKET SERIES

--------------------------------------------------------------------------------

FOR MORE INFORMATION
--------------------------------------------------------------------------------

Please read this prospectus before you invest in the Series and keep it for future reference. For information or shareholder questions contact:

PRUDENTIAL MUTUAL FUND SERVICES LLC
P.O. BOX 15005
NEW BRUNSWICK, NJ 08906-5005
(800) 225-1852
(732) 417-7555
  (if calling from outside the U.S.)

--------------------------------
Outside Brokers Should Contact:
PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC
P.O. BOX 15035
NEW BRUNSWICK, NJ 08906-5035
(800) 778-8769

------------------------------------
Visit Prudential's Web Site At:
http://www.prudential.com

--------------------------------
Additional information about the Series can be obtained without charge and can be found in the following documents:
STATEMENT OF ADDITIONAL
INFORMATION (SAI)
(incorporated by reference into this
prospectus)
ANNUAL REPORT
SEMI-ANNUAL REPORT

You can also obtain copies of Fund documents from the Securities and Exchange Commission as follows:

By Mail:
Securities and Exchange Commission
Public Reference Section
Washington, DC 20549-6009
By Electronic Request publicinfo@sec.gov
  (The SEC charges a fee to copy documents.)

In Person:
Public Reference Room in
Washington, DC
  (For hours of operation, call 1(800) SEC-0330)

Via the Internet:
on the EDGAR Database at
http://www.sec.gov

--------------------------------
CUSIP Number: 74435M-64-8

Quotron Symbol: PMCXX

Investment Company Act File No:

811-4023

MF154A                                         [LOGO] Printed on Recycled Paper